Exhibit 23.1


                    Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1995 appearing on page 21 of LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.




PRICE WATERHOUSE
San Jose, California
June 1, 1995